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                                                                     Exhibit 4.5


                           MASTER SERVICING AGREEMENT


                                     between


                                 [____________],
                                 Master Servicer


                                       and


                          SRMSC OWNER TRUST 20 [ ]-[ ]
                                     Issuer



                               ASSET BACKED NOTES,
                                 SERIES [ ]-[ ]



                                   [   ], [ ]
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                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

Section 1.      Definitions...................................................1

Section 2.      Duties and Responsibilities of the Master Servicer............2

Section 3.      Compensation..................................................2

Section 4.      Standard Terms................................................2

Section 5.      Distributions.................................................3

Section 6.      Term..........................................................3

Section 7.      Note Insurer..................................................3

Section 8.      Representations and Warranties................................3

Section 9.      Notices.......................................................3

Section 10.     Binding Nature of Agreement; Assignment.......................4

Section 11.     Entire Agreement..............................................4

Section 12.     Controlling Law...............................................4

Section 13.     Indulgences Not Waivers.......................................4

Section 14.     Titles Not to Affect Interpretation...........................5

Section 15.     Provisions Separable..........................................5


Schedule I.  Mortgage Collateral
Schedule II.  Servicing Agreement(s)
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         This Master Servicing Agreement, entered into as of this 1st day of [
], [ ], between SRMSC Owner Trust 20[ ]-[ ], a Delaware business trust (the "Issuer") and [__________], a [______] corporation (the "Master Servicer"), recites and provides as follows:

                                    RECITALS

         The Issuer has entered into an indenture, dated as of [ ] [ ], [ ](the "Indenture"), between the Issuer and [Trustee], as trustee (the "Trustee"), under which the Issuer will issue its Asset Backed Notes, Series [ ]-[ ] (the "Notes"). The Notes are to be secured by Mortgage Loans identified on Schedule I hereto that have been transferred to the Issuer by Southpoint Residential Mortgage Securities Corporation, a Tennessee corporation (the "Depositor") pursuant to a contribution agreement dated [ ], [ ] (the "Contribution Agreement"). The Depositor acquired to Mortgage Loans from [__________], a [___________] corporation (in such capacity, the "Seller") pursuant to an Asset Sales Agreement between the Issuer and the Seller, dated [ ], [ ], (the "Sales Agreement"). Collection of the scheduled principal and interest payments on the Mortgage Loans, plus amounts representing prepayments and liquidation proceeds, will be paid to the Trustee on behalf of the Issuer for the payment of the principal and interest on the Notes.

         The Seller or an affiliate has entered into [a] Servicing Agreement[s] (the "Servicing Agreement[s]"), with [a][various[ servicer[s] acceptable to the Master Servicer (the "Servicer[s]") and the Seller has assigned its interests in the Servicing Agreement[s] to the Depositor who has assigned it to the Issuer. Under the terms of [the][its] Servicing Agreement, [each] Servicer has agreed to service the mortgage loans in accordance with the terms of the Servicing Agreement. To provide for the administration and servicing of the Mortgage Loans that secure payment of the Notes, including the orderly and timely collection of scheduled payments of principal and interest and the advance of such payments by the Servicer to the extent recoverable from Liquidation Proceeds, Insurance Proceeds, and subsequent payments by the Borrower, the Issuer desires to retain the Master Servicer to act as a "master servicer" for all Mortgage Loans and to manage and supervise the administration and servicing of the Mortgage Loans by the Servicer(s) for the benefit of the Issuer, the Trustee, [the Note Insurer] and the Noteholders.

                                    AGREEMENT

         NOW THEREFORE, in consideration of the mutual promises, covenants, representations and warranties hereinafter set forth and for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Issuer and the Master Servicer agree as follows:

         Section 1.        Definitions.
         ----------        ------------

         The following terms shall have the meanings ascribed to them below, unless the context or use otherwise clearly indicates another or different meaning and intent. Moreover, such meanings are equally applicable to the singular and the plural forms of such terms, as the context may require. Capitalized terms not otherwise defined in this Agreement shall have the meanings ascribed to them in the Standard Terms to Master Servicing Agreement, or the Indenture.
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         "Agreement": This Master Servicing Agreement, as amended from time to time.

         "Cut-Off Date":  [       ] 1, [    ].

         "Master Servicer Remittance Date": The Business Day immediately preceding each Payment Date for the Notes.

         "Rating Agencies": [Those nationally recognized statistical rating organizations that are rating the Notes at the request of the Issuer.]

         "Servicer[s]": [Collectively, each Servicer that is a party to a Servicing Agreement.]

         "Servicing Agreement[s]": [Each of] the Servicing Agreement[s] listed on Schedule II hereto.

         "Standard Terms": The Standard Terms to Master Servicing Agreement, August 1, 2001, Edition.

         Section 2.        Duties and Responsibilities of the Master Servicer.
         ----------        ---------------------------------------------------

         The Master Servicer hereby agrees to supervise, administer, monitor and oversee the servicing of the Mortgage Loans by the Servicer[s], for and on behalf of the Trustee, the Issuer, [the Note Insurer] and the Noteholders, in accordance with the provisions of this Agreement (including those provisions contained in the Standard Terms, as amended or supplemented from time to time).

         Section 3.        Compensation.
         ----------        -------------

         In consideration of the services rendered under this Master Servicing Agreement, the Master Servicer shall be entitled to the compensation provided for in Section 7.01 of the Standard Terms. For the purposes of computing compensation under such section the "Master Servicing Fee Percentage" shall be 0.[ ]%. The Master Servicer also shall be entitled to earnings on the funds provided by it hereunder.

         Section 4.        Standard Terms.
         ----------        ---------------

         The Master Servicer acknowledges that the Standard Terms, a copy of which has been received by the Master Servicer, prescribes additional terms and conditions under which the Master Servicer is to supervise the servicing of the Mortgage Loans. The Master Servicer agrees to perform and observe the duties, responsibilities and obligations that are to be performed and observed by the Master Servicer under the Standard Terms as such Standard Terms may be amended and supplemented from time to time, and that the Standard Terms, as amended or supplemented, are and shall be a part of this Agreement to the same extent as if set forth herein in full. The Master Servicer acknowledges that it has received a copy of the edition of the Standard Terms that is in effect as of the date of this Agreement and warrants that it has read and is fully familiar with the terms thereof.

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         Section 5.        Distributions.
         ----------        --------------

         [To be provided as/if necessary]

         Section 6.        Term.
         ----------        -----

         [To be provided as/if necessary]

         Section 7.        Note Insurer.
         ----------        -------------

         [To be provided as/if necessary]

         Section 8.        Representations and Warranties.
         ----------        -------------------------------

         In addition to the representations and warranties made and given in the Standard Terms, the Master Servicer represents and warrants to the Issuer, the Trustee and the Underwriter for the Notes, and at all times during the term of this Agreement shall be deemed to represent and warrant, that the Master Servicer has examined the Servicing Agreement[s], that the Master Servicer is familiar with the terms thereof and that [each] Servicer has been approved by and is acceptable to the Master Servicer. In addition, the Master Servicer hereby represents and warrants that it has not taken any action in performing or attempting to perform any of its rights or obligations under this Agreement which is unreasonable, arbitrary or capricious, or which has not been taken in good faith or performed in a commercially reasonable manner.

         Section 9.        Notices.
         ----------        --------

         All notices, requests, demands and other communications required or permitted under the Master Servicing Agreement shall be in writing and shall be deemed to have been duly given, made and received when delivered against receipt or upon actual receipt of registered or certified mail, postage prepaid, return receipt requested, addressed as set forth below:

         If to the Issuer:

                  SRMSC Owner Trust 20[  ]-[  ]
                  c\o      [                   ]
                           [                   ]

                  Attention:

         If to the Master Servicer:

                  [----------]
                  [----------]
                  [----------]
                  Attention:  Servicing Department

                                       -3-
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         Any party may alter the address to which communications or copies are to be sent by giving notice of such change of address in conformity with the provisions of this paragraph for the giving of notice.

         Section 10.       Binding Nature of Agreement; Assignment.
         -----------       ----------------------------------------

         This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. The Trustee, in its capacity as trustee under the Indenture, and the Note Insurer are intended third-party beneficiaries of this Agreement. This Agreement inures to the benefit of the Trustee and the Note Insurer (and after a Note Insurer Event of Default has occurred, the Trustee, shall be able to enforce all of the rights of the Issuer hereunder).

         Section 11.       Entire Agreement.
         -----------       -----------------

         This Agreement and the Standard Terms (which includes the Servicing Agreement[s]) contain the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersede all prior and contemporaneous agreements, understandings, inducements and conditions, expressed or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof. The express terms hereof control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms hereof. This Agreement may not be modified or amended other than by an agreement in writing, between the Master Servicer and the Issuer, that has been approved in writing by the Note Insurer and the Trustee. The Master Servicer shall use its best efforts promptly to provide notice to the Rating Agencies rating the Notes if this Agreement is so modified and amended.

         Section 12.       Controlling Law.
         -----------       ----------------

         THIS AGREEMENT AND ALL QUESTIONS RELATING TO ITS VALIDITY, INTERPRETATION, PERFORMANCE AND ENFORCEMENT, SHALL BE GOVERNED BY AND CONSTRUED, INTERPRETED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, NOTWITHSTANDING ANY NEW YORK OR OTHER CHOICE-OF-LAW RULES TO THE CONTRARY.

         Section 13.       Indulgences Not Waivers.
         -----------       ------------------------

         Neither the failure nor any delay on the part of a party to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence. No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.

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         Section 14.       Titles Not to Affect Interpretation.
         -----------       ------------------------------------

         The titles of paragraphs and subparagraphs contained in this Agreement are for convenience only, and they neither form a part of this Agreement nor are they to be used in the construction or interpretation hereof.

         Section 15.       Provisions Separable.
         -----------       ---------------------

         The provisions of this Agreement are independent of and separable from each other, and no provision shall be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any other or others of them may be invalid or unenforceable in whole or in part.

                                       -5-
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         IN WITNESS WHEREOF, the parties hereto have executed this Master
Servicing Agreement as of the date set forth above.

                                          SRMSC OWNER TRUST 20[   ]-[   ]
                                          By: [                ],
                                              in its capacity as Owner Trustee

                                          By: __________________________________
                                          Its:__________________________________

                                          [__________]



                                          By: __________________________________
                                          Its:__________________________________

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